Exhibit 10.1

AMENDMENT NUMBER FIVE TO AMENDED AND RESTATED BUSINESS FINANCING AGREEMENT

This AMENDMENT NUMBER FIVE TO AMENDED AND RESTATED BUSINESS FINANCING AGREEMENT (this “Amendment”), dated as of February 3, 2016, is entered into by and among Western Alliance Bank, an Arizona corporation, as successor in interest to Bridge Bank, National Association (“Lender”), on the one hand, and Determine Inc., a Delaware corporation, f/k/a Selectica, Inc. (“Determine”), and Determine Sourcing, Inc., a Delaware corporation, f/k/a Selectica Sourcing Inc. (“Sourcing,” together with Determine, each a “Borrower,” and collectively “Borrowers”) on the other hand, with reference to the following facts:

A.     Borrowers and Lender previously entered into that certain Amended and Restated Business Financing Agreement, dated as of July 25, 2014, as amended by that certain Amendment Number One to Amended and Restated Business Financing Agreement and Waiver of Defaults, dated as of December 31, 2014, that certain Amendment Number Two to Amended and Restated Business Financing Agreement, dated as of March 11, 2015, that certain Amendment Number Three to Amended and Restated Business Financing Agreement, dated as of June 5, 2015, and that certain Amendment Number Four to Amended and Restated Business Financing Agreement and Waiver of Defaults, dated as of November 13, 2015 (as so amended, the “Agreement”).

B.     Borrowers and Lender desire to further amend the Agreement in accordance with the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing, the parties hereto hereby agree as follows:

1.     Defined Terms. All initially capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Agreement.

2.     Global Amendments to Agreement. The Agreement is hereby amended to replace all references to Selectica Sourcing Inc., a Delaware corporation, with Determine Sourcing, Inc., a Delaware corporation, f/k/a Selectica Sourcing Inc.

3.     Amendment to Section 1.1. Section 1.1 of the Agreement is hereby amended in its entirety as follows:

1.1     Advances.

(a)

ABL Advances. Subject to the terms and conditions of this Agreement, from the date on which this Agreement becomes effective until the Maturity Date, Lender will make ABL Advances to Borrowers not exceeding the ABL Credit Limit or the Borrowing Base, whichever is less; provided that in no event shall Lender be obligated to make any ABL Advance that results in an Overadvance or while any Overadvance is outstanding.

(b)

Cash-Secured Advances. Subject to the terms and conditions of this Agreement, from the date on which this Agreement becomes effective until the Maturity Date, Lender will make Cash-Secured Advances to Borrowers not exceeding the Cash-Secured Credit Limit; provided that in no event shall Lender be obligated to make any Cash-Secured Advance unless the Cash Collateral is on deposit with Lender and subject to Lender’s first priority perfected security interest.

(c)

Cash-Secured Advances II. Subject to the terms and conditions of this Agreement, from the date on which this Agreement becomes effective until the Cash-Secured Advances II Maturity Date, Lender will make Cash-Secured Advances II to Borrowers not exceeding the Cash-Secured Credit Limit II; provided that in no event shall Lender be obligated to make any Cash-Secured Advance II unless the Cash Collateral II is on deposit with Lender and subject to Lender’s first priority perfected security interest.

(d)

Revolving Advances. Amounts borrowed under this Section may be repaid and reborrowed during the term of this Agreement. It shall be a condition to each Advance that (a) an Advance Request acceptable to Lender has been received by Lender, (b) all of the representations and warranties set forth in Section 3 are true and correct on the date of such Advance as though made at and as of each such date, and (c) no Default has occurred and is continuing, or would result from such Advance

4.     Amendment to Section 1.7. Section 1.7 of the Agreement is hereby amended in its entirety as follows:

1.7

Recourse; Maturity. Advances and the other Obligations shall be with full recourse against Borrowers. On the Maturity Date, Borrowers will pay all then outstanding ABL Advances, Cash-Secured Advances and other Obligations (other than Cash-Secured Advances II) to the Lender or such earlier date as shall be herein provided. On the Cash-Secured Advances II Maturity Date, Borrowers will pay all then outstanding Cash-Secured Advances II and other Obligations to the Lender or such earlier date as shall be herein provided.

5.     Amendments to Sections 2.2(a) and (b). Sections 2.2(a) and (b) of the Agreement are hereby amended in their entirety as follows:

(a)	Termination Fee. In the event this Agreement is terminated on or before February 3, 2017, Borrowers shall pay Lender the Termination Fee.

(b)

Facility Fee. Borrowers shall pay (i) the Facility Fee with respect to the ABL Credit Limit and the Cash Secured Credit Limit to Lender on March 20 of each year, and (ii) the Facility Fee with respect to the Cash Secured Credit Limit II to Lender on February 3 of each year.

6.     Amendments to Section 12.1.

(a)     The following defined terms set forth in Section 12.1 of the Agreement are hereby amended in their entirety as follows:

“Advance” means an ABL Advance, a Cash-Secured Advance, or a Cash-Secured Advance II.

“Advance Request” means a writing in form and substance satisfactory to Lender and signed by an Authorized Person requesting either an ABL Advance, a Cash-Secured Advance, or a Cash-Secured Advance II.

“Asset Coverage Ratio” means (i) the sum of (a) Borrowers’ unrestricted cash maintained on deposit at Lender (or subject to a control agreement in form and substance reasonably acceptable to Lender in its sole discretion) (excluding proceeds of Cash-Secured Advances) plus (b) Eligible Receivables (as reported on the most recent borrowing base certificate), divided by (ii) the Obligations (excluding Cash-Secured Advances, Cash Secured Advances II, and Advances under the Non-Formula Sublimit).

“Collateral” means all of each Borrower’s rights and interest in any and all personal property, whether now existing or hereafter acquired or created and wherever located, and all products and proceeds thereof and accessions thereto, including but not limited to the following: (a) all accounts (including health care insurance receivables), chattel paper (including tangible and electronic chattel paper), inventory (including all goods held for sale or lease or to be furnished under a contract for service, and including returns and repossessions), equipment (including all accessions and additions thereto), instruments (including promissory notes), investment property (including securities and securities entitlements), documents (including negotiable documents), deposit accounts, letter of credit rights, money, any commercial tort claim of such Borrower which is now or hereafter identified by Borrowers or Lender, general intangibles (including payment intangibles and software), goods (including fixtures) and all of such Borrower’s books and records with respect to any of the foregoing, and the computers and equipment containing said books and records; (b) the Cash Collateral and the Cash Collateral II, and (c) any and all cash proceeds and/or noncash proceeds thereof, including without limitation, insurance proceeds, and all supporting obligations and the security therefore or for any right to payment.

“Credit Limit” means $12,000,000, which is intended to be the maximum amount of Advances at any time outstanding.

“Facility Fee” means, (a) with respect to the ABL Credit Limit and the Cash Secured Credit Limit, a payment of an annual fee equal to $67,500 due on March 20 of each year so long us any ABL Advance or Cash Secured Advance is outstanding or available hereunder, and (b) with respect to the Cash Secured Credit Limit II, a payment of an annual fee equal to $22,500 due on February 3 of each year so long us any Cash Secured Advance II is outstanding or available hereunder.

“Finance Charge Percentage” means, (a) with respect to all ABL Advances, a rate per year equal to the Prime Rate plus one quarter of one percentage point (0.25), plus an additional 5.00 percentage points during any period that an Event of Default has occurred and is continuing, (b) with respect to all Cash-Secured Advances, a rate per year equal to the CD Rate plus two (2) percentage points, plus an additional 5.00 percentage points during any period that an Event of Default has occurred and is continuing, and (c) with respect to all Cash-Secured Advances II, a rate per year equal to the CD Rate plus two (2) percentage points, plus an additional 5.00 percentage points during any period that an Event of Default has occurred and is continuing.

(b)     The following new defined terms are hereby added to Section 12.1 of the Agreement in alphabetical order:

“Alliance” means Alliance Semiconductor Corporation, a Delaware corporation.

“Cash Collateral II” means the sum of $3,000,000 plus an amount equal to 90 days Finance Charge with respect to the Cash-Secured Advances II (assuming that the full amount of Cash-Secured Advances II available hereunder are outstanding at all times) in cash collateral in which Alliance has granted to Lender a first priority perfected security interest to secure the Cash-Secured Advances II and all other Obligations.

“Cash-Secured Advance II” means an advance made by Lender to Borrowers under Section 1.1(c) of this Agreement.

“Cash-Secured Advances II Maturity Date” means February 3, 2017.

“Cash-Secured Credit Limit II” means $3,000,000, which is intended to be the maximum amount of Cash-Secured Advances II at any time outstanding.

7.              Amendment to Section 15. Section 15 of the Agreement is hereby amended in its entirety as follows:

15.

EXECUTION, EFFECTIVENESS, SURVIVAL. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other documents executed in connection herewith constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement. This Agreement shall become effective upon the execution and delivery hereof by Borrowers and Lender, and shall continue in full force and effect until all Obligations have been paid in full and all of Lender’s obligations hereunder have been terminated. Lender reserves the right to issue press releases, advertisements, and other promotional materials describing any successful outcome of services provided on Borrowers’ behalf. Each Borrower agrees that Lender shall have the right to identify such Borrower by name in those materials.

8.             Conditions Precedent to Effectiveness of Amendment. The effectiveness of this Amendment is subject to and contingent upon the fulfillment of each and every one of the following conditions to the satisfaction of Lender:

(a)            Lender shall have received this Amendment, duly executed by Borrowers;

(b)            Lender shall have received a limited continuing guaranty of the Cash-Secured Advances II, duly executed by Alliance and otherwise in form and substance satisfactory to Lender;

(c)            Lender shall have received a collateral pledge agreement of the Cash Collateral II, duly executed by Alliance and otherwise in form and substance satisfactory to Lender;

(d)            Lender shall have received the Cash Collateral II in accordance with the collateral pledge agreement described above;

(e)            Lender shall have received the Facility Fee with respect to the Cash-Secured Credit Limit II in the amount of $22,500, which Facility Fee shall be fully earned and non-refundable.

(f)            No Event of Default or Default shall have occurred and be continuing; and

(g)           All of the representations and warranties set forth herein and in the Agreement shall be true, complete and accurate in all respects as of the date hereof (except for representations and warranties which are expressly stated to be true and correct as of the date of the Agreement).

9.            Representations and Warranties. In order to induce Lender to enter into this Amendment, each Borrower hereby represents and warrants to Lender that:

(a)           No Event of Default or Default is continuing;

(b)          All of the representations and warranties set forth herein and in the Agreement are true, complete and accurate in all respects (except for representations and warranties which are expressly stated to be true and correct as of the date of the Agreement); and

(c)          This Amendment has been duly executed and delivered by Borrowers, and the Agreement continues to constitute the legal, valid and binding agreements and obligations of Borrowers, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, and similar laws and equitable principles affecting the enforcement of creditors’ rights generally.

10.          Counterparts; Telefacsimile Execution. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Amendment. Delivery of an executed counterpart of this Amendment by telefacsimile shall be equally as effective as delivery of a manually executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telefacsimile also shall deliver a manually executed counterpart of this Amendment but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

11.          Integration. The Agreement as amended by this Amendment constitutes the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and thereof, and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof and thereof.

12.          No Waiver. The execution of this Amendment and the acceptance of all other agreements and instruments related hereto shall not be deemed to be a waiver of any Default or Event of Default, whether or not known to Lender and whether or not existing on the date of this Amendment.

13.          Release.

(a)     Each Borrower hereby absolutely and unconditionally releases and forever discharges Lender, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which such Borrower has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown. Each Borrower certifies that it has read the following provisions of California Civil Code Section 1542:

A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.

(b)     Each Borrower understands and acknowledges that the significance and consequence of this waiver of California Civil Code Section 1542 is that even if it should eventually suffer additional damages arising out of the facts referred to above, it will not be able to make any claim for those damages. Furthermore, each Borrower acknowledges that it intends these consequences even as to claims for damages that may exist as of the date of this release but which it does not know exist, and which, if known, would materially affect its decision to execute this Agreement, regardless of whether its lack of knowledge is the result of ignorance, oversight, error, negligence, or any other cause.

14.          Reaffirmation of the Agreement. The Agreement as amended hereby remains in full force and effect.

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IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Amendment as of the date first hereinabove written.

DETERMINE INC.,
a Delaware corporation

By:
Name:
Title:

DETERMINE SOURCING, INC.,
a Delaware corporation

By:
Name:
Title:

Amendment Number Five to Amended and Restated Business Financing Agreement

WESTERN ALLIANCE BANK,
an Arizona corporation

By:
Name:
Title:

Amendment Number Five to Amended and Restated Business Financing Agreement